UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  April 25, 2023
MID PENN BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-13677	25-1666413
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2407 Park Drive Harrisburg, Pennsylvania	1.866.642.7736	17110
(Address of Principal Executive Offices)	(Registrant’s telephone number, including area code)	(Zip Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	MPB	The NASDAQ Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b) )

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4( c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

MID PENN BANCORP, INC.
FORM 8-K

ITEM 5.07    Submission of Matters to a Vote of Security Holders

On April 25, 2023, Mid Penn Bancorp, Inc. (“Mid Penn”) held a Special Meeting of Shareholders (the “Special Meeting”), for which proxies were solicited by the Board of Directors. The Special Meeting was held in order to vote upon the proposals set forth in the joint proxy statement/prospectus dated March 9, 2023.

Of the 15,886,143 shares of Mid Penn common stock outstanding as of the record date for the Special Meeting, 13,096,403 shares were present at the meeting in person or by proxy. The following is a summary of the proposals voted upon at the Special Meeting and the votes cast on each proposal.

Proposal 1: To approve and adopt the Agreement and Plan of Merger, dated December 20, 2022 (the “Merger Agreement”), by and between Mid Penn and Brunswick Bancorp (“Brunswick”), which provides for, among other things, the merger of Brunswick with and into Mid Penn.

The shareholders approved and adopted the Merger Agreement. The number and type of votes cast with respect to the proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,064,536	181,301	76,593	773,974

Proposal 2: To approve an amendment to Mid Penn’s Articles of Incorporation to increase the number of shares of authorized common stock, par value $1.00 per share, which Mid Penn has authority to issue from 20,000,000 shares to 40,000,000 shares.

The shareholders approved the amendment. The number and type of votes cast with respect to the proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,610,519	315,551	170,333	—

Proposal 3: To approve an amendment to Mid Penn’s Articles of Incorporation to limit the transactions in which Mid Penn’s shareholders shall be required to vote to those transactions required to be approved by the shareholders pursuant to the Pennsylvania Business Corporation Law or the rules and regulations of any national securities exchange on which Mid Penn’s securities are listed.

The shareholders approved the amendment. The number and type of votes cast with respect to the proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,720,779	467,389	134,261	773,974

In connection with the Special Meeting, Mid Penn also solicited proxies with respect to a proposal to authorize the Board of Directors to adjourn the Special Meeting, if necessary, to solicit additional proxies, in the event there were not sufficient votes at the time of the Special Meeting to approve the proposal to approve the Merger Agreement or the proposals to amend the articles. The adjournment proposal was not submitted to Mid Penn’s shareholders for approval at the Special Meeting because there were sufficient votes to approve the Merger Agreement and the proposals to amend the articles.

ITEM 8.01    Other Events.

On April 25, 2023, Mid Penn and Brunswick issued a joint press release announcing the receipt of all bank regulatory and shareholder approvals required to consummate the merger of Brunswick into Mid Penn. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by this reference.

ITEM 9.01    Financial Statements and Exhibits

(d) Exhibits:

99.1 Press release, dated April 25, 2023, of Mid Penn Bancorp, Inc. and Brunswick Bancorp.

104 Cover Page Interactive Date File (embedded within the XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID PENN BANCORP, INC.

Date: April 25, 2023	By:	/s/ Rory G. Ritrievi
Rory G. Ritrievi
President and Chief Executive Officer